   As filed with the Securities and Exchange Commission on December 30, 2004.

                                                 Registration No. 333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------
                            ROCKY SHOES & BOOTS, INC.
             (Exact name of Registrant as specified in its charter)

                   Ohio                                31-1364046
       (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                              39 East Canal Street
                             Nelsonville, Ohio 45764
              (Address of Registrant's principal executive offices)

                        --------------------------------

                            ROCKY SHOES & BOOTS, INC.
                            2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                        --------------------------------

                                James E. McDonald
              Vice President, Chief Financial Officer and Treasurer
                            Rocky Shoes & Boots, Inc.
                              39 East Canal Street
                             Nelsonville, Ohio 45764
                                 (740) 753-1951
            (Name, address and telephone number of agent for service)

                        --------------------------------
                          Copies of Correspondence to:
                            Curtis A. Loveland, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2004

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

                                   Proposed Maximum   Proposed Maximum
Title of Securities  Amount to be   Offering Price   Aggregate Offering     Amount of
 to be Registered     Registered      Per Share*           Price*        Registration Fee
-------------------  ------------  ----------------  ------------------  ----------------
Common Stock,
no par value           750,000         $28.60           $21,450,000         $2,524.67

*Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Rocky Shoes & Boots, Inc. Common Stock as reported on the Nasdaq National Market on December 27, 2004.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Rocky Shoes & Boots, Inc. Common Stock, no par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information concerning the Rocky Shoes & Boots, Inc. 2004 Stock Incentive Plan, specified in Part I, will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Rocky Shoes & Boots, Inc. ("Rocky", the "Company" or the "Registrant") incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

      1. Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 30, 2004.

      2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004; Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 4, 2004; and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 3, 2004.

      3. Current Report on Form 8-K dated November 30, 2004 (filed December 2, 2004); Current Report on Form 8-K dated December 6, 2004 (filed December 8, 2004); and Current Report on Form 8-K dated December 13, 2004 (filed December 17, 2004).

      4.    Notice of Annual Meeting and Proxy Statement, filed April 6, 2004.

      5. The description of Rocky common stock which is contained in Rocky's Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

      All documents filed by Rocky pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1701.13 of the General Corporation Law of the State of Ohio ("Section 1701.13") provides that directors and officers of Ohio corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 1701.13 provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

      Article Ten of Rocky's Second Amended and Restated Articles of Incorporation, adopted November 5, 1997, and filed on November 12, 1997 ("Article Ten"), permits the Company to indemnify directors and officers against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law, as the same may be in effect from time to time. Pursuant to Article Ten, the Company shall also have the right to (i) indemnify employees, agents and others as permitted by Ohio law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Company as contemplated herein, and (iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Company as contemplated herein.

      The Company has also entered into indemnification agreements with each director and executive officer of the Company, including the directors who are also employees of the Company, to confirm and expand the Company's obligation to indemnify such persons. These indemnification contracts (i) confirm the indemnity provided to them by the Articles of Incorporation and give them assurances that this indemnity will continue to be provided despite future changes in the Articles of Incorporation, and (ii) provide that, in addition, the directors and officers shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or as a director or officer of any subsidiary of the Company or as a director or officer of any other company or enterprise when they are serving in such capacities at the request of the Company.

      No indemnity will be provided under the indemnification contracts to any director or officer on account of conduct which is adjudged to have been undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. In addition, the indemnification contracts provide that no indemnification will be permitted if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or of any similar statutory law, or on account of any remuneration paid to a director or officer which is adjudicated to have been paid in violation of law. Except as so limited, indemnification of directors and officers will be permitted under the indemnification contracts to the fullest extent permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION

      Not applicable.

ITEM 8. EXHIBITS

Exhibit Number                                      Description
--------------                                      -----------
    4(a)             Rocky Shoes & Boots, Inc. 2004 Stock Incentive Plan (previously filed as
                     Appendix B to the Company's Notice of Annual Meeting and Proxy Statement,
                     filed with the Securities and Exchange Commission on April 6, 2004, and
                     incorporated herein by reference).

    4(b)             Second Amended and Restated Certificate of Incorporation of Rocky Shoes &
                     Boots, Inc. (previously filed as Exhibit 3.1 to the Company's Annual
                     Report on Form 10-K filed with the Securities and Exchange Commission on
                     March 27, 1998, and incorporated herein by reference).

    4(c)             Amended and Restated Code of Regulations (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, registration number
                     33-56118, filed with the Securities and Exchange Commission and incorporated herein by reference).

    5        *       Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

   23(a)             Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

   23(b)     *       Consent of Deloitte & Touche LLP.

   24        *       Power of Attorney.

----------
* Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, as post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 30, 2004.

                                    ROCKY SHOES & BOOTS, INC.

                                             /s/ James E. McDonald
                                    ----------------------------------------
                                    James E. McDonald, Vice President, Chief
                                    Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                               TITLE                      DATE
* Mike Brooks                        Chairman, Chief Executive Officer,   December 30, 2004
-----------------------------------  President and Director
  Mike Brooks                        (Principal Executive Officer)

/s/ James E. McDonald                Vice President, Chief Financial      December 30, 2004
-----------------------------------  Officer and Treasurer
  James E. McDonald                  (Principal Financial and Accounting
                                     Officer)

* Curtis A. Loveland                 Secretary and Director               December 30, 2004
-----------------------------------
  Curtis A. Loveland

* J. Patrick Campbell                Director                             December 30, 2004
-----------------------------------
  J. Patrick Campbell

* Glenn E. Corlett                   Director                             December 30, 2004
-----------------------------------
  Glenn E. Corlett

* Michael L. Finn                    Director                             December 30, 2004
-----------------------------------
  Michael L. Finn

* G. Courtney Haning                 Director                             December 30, 2004
-----------------------------------
  G. Courtney Haning

* Harley E. Rouda, Jr.               Director                             December 30, 2004
-----------------------------------
  Harley E. Rouda, Jr.

* James L. Stewart                   Director                             December 30, 2004
-----------------------------------
  James L. Stewart

* By:              /s/ James E. McDonald
      ----------------------------------------------
        James E. McDonald, attorney-in-fact for each
        of the persons indicated

                       Registration No. 333-______________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            ROCKY SHOES & BOOTS, INC.

                         ------------------------------

                                    EXHIBITS

                         ------------------------------

                                  EXHIBIT INDEX

Exhibit                                       Exhibit
Number                                      Description
-------                                     -----------
 4(a)         Rocky Shoes & Boots, Inc. 2004 Stock Incentive Plan (previously filed as
              Appendix B to the Company's Notice of Annual Meeting and Proxy Statement,
              filed with the Securities and Exchange Commission on April 6, 2004, and
              incorporated herein by reference).

 4(b)         Second Amended and Restated Certificate of Incorporation of Rocky Shoes &
              Boots, Inc. (previously filed as Exhibit 3.1 to the Company's Annual
              Report on Form 10-K filed with the Securities and Exchange Commission on
              March 27, 1998, and incorporated herein by reference).

 4(c)         Amended and Restated Code of Regulations previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, registration number
              33-56118, filed with the Securities and Exchange Commission and incorporated herein by reference).

 5     *      Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)         Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)  *      Consent of Delloite & Touche LLP.

24     *      Power of Attorney.

----------
* Filed herewith.